Exhibit 99.1
Certara Reports Third Quarter 2024 Financial Results
Updates Full Year 2024 Financial Guidance

RADNOR, PA — November 6, 2024-- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its financial results for the third quarter of fiscal year 2024.
Third Quarter Highlights:
•Revenue was $94.8 million, compared to $85.6 million in the third quarter of 2023, representing growth of 11%.
•Software revenue was $35.9 million, compared to $31.3 million in the third quarter of 2023, representing growth of 15%.
• Services revenue was $58.9 million, compared to $54.2 million in the third quarter of 2023, representing growth of 9%.
•Net loss was $1.4 million, compared to a net loss of $49.0 million in the third quarter of 2023.
•The $47.6 million increase was primarily due to a $47.0 million decrease in goodwill impairment expense.
•Adjusted EBITDA was $33.1 million, compared to $28.8 million in the third quarter of 2023, representing growth of 15%.
"Certara’s results demonstrated strength in biosimulation software and services which are the result of our continued investment in biosimulation," said William F. Feehery, Chief Executive Officer. “Following the close of the Chemaxon transaction, we are focused on integrating our software capabilities to generate a best-in-class, lab-to-clinic biosimulation platform."
"We are pleased with the growth in our software business. Our services business was mixed, with biosimulation services growing 13% offset by weaker performance in our regulatory services business. In the second half of the year, we will continue to diligently manage our expense structure to support demand for core biosimulation software and services," said John Gallagher, Chief Financial Officer.
Third Quarter 2024 Results
Total revenue for the third quarter of 2024 was $94.8 million, representing year-over-year growth of 11% on a reported basis and 10% on a constant currency basis. The overall increase in revenue was primarily due to growth in our biosimulation software portfolio. Please see note (1) in the section A Note on Non-GAAP Financial Measures below for more information on constant currency revenue.
Software revenue for the third quarter of 2024 was $35.9 million, representing year-over-year growth of 15% on a reported basis and 14% on a constant currency basis. Software growth was driven by biosimulation software and Pinnacle 21.
Services revenue for the third quarter of 2024 was $58.9 million, representing year-over-year growth of 9% on a reported basis and 8% on a constant currency basis. Services growth was impacted by cautious spending among large biopharma customers.
Total Bookings for the third quarter of 2024 were $96.1 million representing a year-over-year growth of 13% on a reported basis.
Software Bookings for the third quarter of 2024 were $34.8 million, representing a year-over-year growth of 28%. The increase in software bookings was primarily due to strength in Certara’s core biosimulation software and Pinnacle 21.
Services Bookings for the third quarter of 2024 were $61.3 million, representing a year-over-year growth of 6% on a reported basis.
Total cost of revenue for the third quarter of 2024 was $37.2 million, an increase of $1.3 million from $35.9 million in the third quarter of 2023, primarily due to increases in employee-related expenses and software amortization.
Total operating expenses for the third quarter of 2024 were $55.0 million, which decreased by $47.4 million from $102.5 million in the third quarter of 2023. Lower operating expenses were primarily due to a $47.0 million decrease in goodwill impairment expense, as well as a strategic re-allocation of resources made during the second quarter of 2024 to optimize Certara’s cost structure.
Adjusted EBITDA for the third quarter of 2024 was $33.1 million compared to $28.8 million for the third quarter of 2023, an increase of $4.2 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.
Diluted loss per share for the third quarter 2024 was $0.01, as compared to a diluted loss per share of $0.31 in the third quarter of 2023.
Net loss for the third quarter of 2024 was $1.4 million, compared to a net loss of $49.0 million in the third quarter of 2023. The $47.6 million increase was primarily due to lower operating expenses.

Adjusted net income for the third quarter of 2024 was $20.3 million compared to $17.1 million for the third quarter of 2023, an increase of $3.2 million. Adjusted diluted earnings per share for the third quarter 2024 was $0.13 compared to $0.11 for the third quarter of 2023. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Key Financials	(in millions, except per share data)
Revenue	$94.8	$85.6	$284.8	$266.3
Software revenue	$35.9	$31.3	$113.4	$98.1
Service revenue	$58.9	$54.2	$171.4	$168.3
Total bookings	$96.1	$84.8	$300.8	$283.4
Software bookings	$34.8	$27.2	$109.8	$93.6
Service bookings	$61.3	$57.6	$191.0	$189.8
Net income (loss)	$(1.4)	$(49.0)	$(18.6)	$(42.9)
Diluted earnings per share	$(0.01)	$(0.31)	$(0.12)	$(0.27)
Adjusted EBITDA	$33.1	$28.8	$88.5	$93.5
Adjusted net income	$20.3	$17.1	$48.2	$54.7
Adjusted diluted earnings per share	$0.13	$0.11	$0.30	$0.34
Cash and cash equivalents			$233.0	$272.3
2024 Financial Outlook
Certara is updating its 2024 outlook, and expects the following:
•Full year 2024 revenue to be in the range of $380 million to $385 million.
•Full year adjusted EBITDA to be in the range of $120 million to $124 million.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.41 - $0.44.
•Fully diluted shares are expected to be in the range of 160 million to 162 million.

Webcast and Conference Call Details
Certara will host a conference call today, November 6, 2024, at 5:00 p.m. ET to discuss its third quarter 2024 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.

About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include nearly 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 66 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession, currency exchange fluctuation and adverse developments in the financial services industry; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; risks relating to the use of artificial intelligence and machine learning in our products and services; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 29, 2024, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.
A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)     CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2)     Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance.
(3)    Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz

Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Total revenues	$94,820	$85,576	$284,787	$266,327
Cost of revenues	37,189	35,876	116,253	106,956
Operating expenses:
Sales and marketing	11,347	7,238	34,247	23,351
Research and development	8,271	8,980	29,333	26,155
General and administrative	22,030	27,760	73,080	61,777
Intangible asset amortization	12,950	11,155	38,286	32,272
Depreciation and amortization expense	439	367	1,322	1,139
Goodwill impairment expense	—	46,984	—	46,984
Total operating expenses	55,037	102,484	176,268	191,678
Income (loss) from operations	2,594	(52,784)	(7,734)	(32,307)
Other income (expenses):
Interest expense	(5,187)	(5,903)	(16,516)	(17,046)
Net other income	932	5,078	4,886	6,594
Total other expenses	(4,255)	(825)	(11,630)	(10,452)
Loss before income taxes	(1,661)	(53,609)	(19,364)	(42,759)
Provision (benefit) for income taxes	(290)	(4,644)	(736)	142
Net loss	$(1,371)	$(48,965)	$(18,628)	$(42,901)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.01)	$(0.31)	$(0.12)	$(0.27)
Diluted	$(0.01)	$(0.31)	$(0.12)	$(0.27)
Weighted average common shares outstanding:
Basic	160,642,052	159,165,206	160,225,375	158,769,638
Diluted	160,642,052	159,165,206	160,225,375	158,769,638

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	SEPTEMBER 30, 2024	DECEMBER 31, 2023
Assets
Current assets:
Cash and cash equivalents	$233,023	$234,951
Accounts receivable, net of allowances for credit losses of $1,556 and $1,312 respectively	95,956	84,857
Prepaid expenses and other current assets	21,630	20,393
Total current assets	350,609	340,201
Other assets:
Property and equipment, net	2,554	2,670
Operating lease right-of-use assets	12,070	9,604
Goodwill	718,483	716,333
Intangible assets, net of $323,609 and $273,522 respectively	453,225	487,043
Deferred income taxes	4,236	4,236
Other long-term assets	2,052	3,053
Total assets	$1,543,229	$1,563,140
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,494	$5,171
Accrued expenses	53,294	56,779
Current portion of deferred revenue	59,336	60,678
Current portion of long-term debt	3,000	3,020
Other current liabilities	4,581	4,375
Total current liabilities	122,705	130,023
Long-term liabilities:
Deferred revenue, net of current portion	1,177	1,070
Deferred income taxes	37,554	50,826
Operating lease liabilities, net of current portion	10,420	6,955
Long-term debt, net of current portion and debt discount	293,053	288,217
Other long-term liabilities	24,915	39,209
Total liabilities	489,824	516,300
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 161,791,989 and 160,284,901 shares issued,160,900,211 and 159,848,286 shares outstanding as of September 30,2024 and December 31, 2023, respectively	1,618	1,603
Additional paid-in capital	1,209,196	1,178,461
Accumulated deficit	(134,858)	(116,230)
Accumulated other comprehensive loss	(5,013)	(7,593)
Treasury stock at cost, 891,778 and 436,615 shares at September 30, 2024 and December 31, 2023, respectively	(17,538)	(9,401)
Total stockholders' equity	1,053,405	1,046,840
Total liabilities and stockholders' equity	$1,543,229	$1,563,140

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net loss	$(18,628)	$(42,901)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,322	1,139
Amortization of intangible assets	48,495	40,099
Amortization of debt issuance costs	891	1,146
(Recovery of) provision for credit losses	393	52
Equity-based compensation expense	27,043	20,798
Change in fair value of contingent considerations	8,092	11,316
Goodwill impairment	—	46,984
Deferred income taxes	(12,626)	(18,532)
Changes in assets and liabilities:
Accounts receivable	(10,973)	6,441
Prepaid expenses and other assets	(2,473)	85
Accounts payable, accrued expenses, and other liabilities	(9,774)	(1,851)
Deferred revenues	(2,122)	(6,978)
Other operating activities, net	1,457	1,631
Net cash provided by operating activities	31,097	59,429
Cash flows from investing activities:
Capital expenditures	(1,210)	(899)
Capitalized software development costs	(13,995)	(10,000)
Investment in intangible assets	—	(54)
Business acquisitions, net of cash acquired	—	(7,550)
Net cash used in investing activities	(15,205)	(18,503)
Cash flows from financing activities:
Proceeds from borrowings on term loan debt	6,305	—
Payment of debt issuance costs	(1,216)	—
Payments on long-term debt and finance lease obligations	(1,505)	(2,290)
Payments for business acquisition related contingent consideration	(15,156)	—
Payment of taxes on shares withheld for employee taxes	(8,135)	(5,905)
Net cash used in financing activities	(19,707)	(8,195)
Effect of foreign exchange rate on cash and cash equivalents, and restricted cash	1,887	(107)
Net increase (decrease) in cash and cash equivalents, and restricted cash	(1,928)	32,624
Cash and cash equivalents, and restricted cash, at beginning of period	234,951	239,688
Cash and cash equivalents, and restricted cash, at end of period	$233,023	$272,312

NON-GAAP FINANCIAL MEASURES
The following table reconciles net loss to adjusted EBITDA:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
	( in thousands)
Net loss(a)	$(1,371)	$(48,965)	$(18,628)	$(42,901)
Interest expense(a)	5,187	5,903	16,516	17,046
Interest income(a)	(2,609)	(2,864)	(7,669)	(6,428)
(Benefit from) Provision for income taxes(a)	(290)	(4,644)	(736)	142
Depreciation and amortization expense(a)	439	367	1,322	1,139
Intangible asset amortization(a)	16,353	13,813	48,495	40,099
Currency (gain) loss(a)	1,546	(2,179)	2,526	(165)
Equity-based compensation expense(b)	8,187	8,645	27,043	20,798
Change in fair value of contingent consideration(d)	2,431	8,757	8,092	11,316
Goodwill impairment expense(e)	—	46,984	—	46,984
Acquisition-related expenses(f)	1,364	1,392	4,151	3,276
Integration expense(g)	—	33	—	190
Transaction - related expenses (h)	(128)	—	2,625	—
Severance expense(i)	—	—	183	—
Reorganization expense(j)	1,730	1,602	3,944	1,602
Loss on disposal of fixed assets(k)	—	—	13	29
Executive recruiting expense(l)	222	—	645	396
Adjusted EBITDA	$33,061	$28,844	$88,522	$93,523

The following table reconciles net loss to adjusted net income:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
	( in thousands)
Net loss (a)	$(1,371)	$(48,965)	$(18,628)	$(42,901)
Currency (gain) loss(a)	1,546	(2,179)	2,526	(165)
Equity-based compensation expense(b)	8,187	8,645	27,043	20,798
Amortization of acquisition-related intangible assets(c)	13,351	11,377	40,041	33,892
Change in fair value of contingent consideration(d)	2,431	8,757	8,092	11,316
Goodwill impairment expense(e)	—	46,984	—	46,984
Acquisition-related expenses(f)	1,364	1,392	4,151	3,276
Integration expense(g)	—	33	—	190
Transaction - related expenses (h)	(128)	—	2,625	—
Severance expense(i)	—	—	183	—
Reorganization expense(j)	1,730	1,602	3,944	1,602
Loss on disposal of fixed assets(k)	—	—	13	29
Executive recruiting expense(l)	222	—	645	396
Income tax expense impact of adjustments(m)	(7,079)	(10,572)	(22,442)	(20,669)
Adjusted net income	$20,253	$17,074	$48,193	$54,748

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
	(In thousands except share and per share data)
Diluted earnings per share(a)	$(0.01)	$(0.31)	$(0.12)	$(0.27)
Currency (gain) loss(a)	0.01	(0.01)	0.02	—
Equity-based compensation expense(b)	0.05	0.06	0.17	0.13
Amortization of acquisition-related intangible assets(c)	0.08	0.07	0.25	0.21
Change in fair value of contingent consideration(d)	0.02	0.05	0.05	0.07
Goodwill impairment expense(e)	—	0.30	—	0.30
Acquisition-related expenses(f)	0.01	0.01	0.03	0.02
Integration expense(g)	—	—	—	—
Transaction - related expenses (h)	—	—	0.02	—
Severance expense(i)	—	—	—	—
Reorganization expense(j)	0.01	0.01	0.02	0.01
Loss on disposal of fixed assets(k)	—	—	—	—
Executive recruiting expense(l)	—	—	—	—
Income tax expense impact of adjustments(m)	(0.04)	(0.07)	(0.14)	(0.13)
Adjusted diluted earnings per share	$0.13	$0.11	$0.30	$0.34

Basic weighted average common shares outstanding	160,642,052	159,165,206	160,225,375	158,769,638
Effect of potentially dilutive shares outstanding (n)	323,745	742,488	723,301	1,078,382
Adjusted diluted weighted average common shares outstanding	160,965,797	159,907,694	160,948,676	159,848,020

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED SEPTEMBER 30,			Change
	2024	2024	2023	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$35,912	$35,632	$31,331	$4,581	15%	$(280)	14%
Services	58,908	58,654	54,245	4,663	9%	(254)	8%
Total Revenue	$94,820	$94,286	$85,576	$9,244	11%	$(534)	10%

	NINE MONTHS ENDED SEPTEMBER 30,			Change
	2024	2024	2023	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$113,426	$112,914	$98,058	$15,368	16%	$(512)	15%
Services	171,361	170,711	168,269	3,092	2%	(650)	1%
Total Revenue	$284,787	$283,625	$266,327	$18,460	7%	$(1,162)	6%
(a.)Represents amounts as determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents expense associated with goodwill impairment charge.
(f.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(g.)Represents integration costs related to post - acquisition integration activities.
(h.)Represents costs associated with our public offerings that are not capitalized, as well as debt issuance costs that are not deferred or treated as a contra-liability directly deducted from the carrying value of the associated debt liability.
(i.)Represents charges for severance provided to former executives.
(j.)Represents expense related to reorganization, including legal entity reorganization and lease abandonment cost associated with the evaluation of our office space footprint
(k.)Represents the gain/loss related to disposal of fixed assets.
(l.)Represents recruiting and relocation expenses related to hiring senior executives.

(m.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(n.)Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.